STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT dated as of February 9, 1999 (the "Agreement") by and between MIM CORPORATION, a Delaware corporation (the "Company"), and E. DAVID CORVESE (the "Seller").

     WHEREAS, the Company desires to purchase, and the Seller desires to sell and transfer to the Company, One Hundred Thousand (100,000) shares of the issued and outstanding common stock, par value $.0001 per share, of the Company owned by the Seller (the "Shares") upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties agree as follows:

     1. Purchase and Sale of Shares. Effective upon the date of this Agreement, the Seller hereby agrees to sell and the Company hereby agrees to purchase all of the Seller's right, title and interest in and to the Shares, free and clear of all liens, charges and security interests. Each party represents, warrants and covenants with the other party that the purchase and sale of the Shares contemplated by this Agreement will be effected privately and will not be reported on the NASDAQ.

     2. Purchase Price. The purchase price (the "Purchase Price") for the Shares shall be Three Dollars and Thirty-Seven and One-Half Cents ($3.375) per Share, for an aggregate of Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($337,500.00) cash, which shall be paid by the Company to the Seller by wire transfer of immediately available funds, together with an additional Six Thousand Two Hundred Fifty Dollars ($6,250.00) which the Company has agreed to pay Warburg Dillon Read LLC as a brokerage commission on behalf of the Company, pursuant to wire instructions to be provided by Warburg Dillon Read LLC. In addition, Warburg Dillon Read LLC shall retain Six Thousand Two Hundred Fifty Dollars ($6,250.00) from the Purchase Price received by the Seller, as a brokerage commission on behalf of the Seller. Warburg Dillon Read LLC shall promptly disburse the remainder of the Purchase Price (a net amount of $331,250) to the Seller.

     3. Representations and Warranties of Seller. The Seller represents, warrants and covenants to the Company that it owns (beneficially and of record) the Shares, free and clear of all liens, charges, security interests and other encumbrances, and that the execution, delivery and performance of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, (i) does not require the consent, approval, waiver, license or authorization of, or filing or registration with, any person or entity (including governmental entity), (ii) will not violate any law, government rule or regulation, or applicable order, judgment or decree, (iii) result in the breach of, or a default under, any agreement, contract or other document to which the Seller is a party or by which the Seller is bound, or (iv) give rise to any lien, charge, security interest or other encumbrance on the Shares.

     4. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to Seller that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and will not violate any law, government rule or regulation or applicable order, judgment or decree, or the certificate of incorporation or bylaws of the Company, or result in the breach of or a default under any agreement, contract or other document to which the Company is a party or by which the Company is bound.

     5. Settlement. The purchase and sale of the Shares shall be settled not later than 5:00 p.m. on March 12, 1999 by the delivery of the Shares to the Company and delivery of the Purchase Price to Warburg Dillon Read, Inc., as agent (the "Agent") for the Seller, in the manner set forth below (the "Closing").

          (a) Deliveries by the Seller. At the Closing, the Seller shall deliver to the Company, certificates representing the Shares duly endorsed to the Company or accompanied by duly executed stock powers, or a certificate registered in the name of MIM Corporation evidencing the Shares.

          (b) Deliveries by the Company. At the Closing, the Company shall deliver to the Agent, on behalf of the Seller, the Purchase Price in the manner described in Section 2, as well as the Company's portion of the brokerage commission set forth in Section 2.

     6. Indemnification.

          (a) By Seller. The Seller shall indemnify and hold harmless the Company, its affiliates and the directors, officers, shareholders, employees and agents of the Company and its affiliates, from and after the date hereof, against and in respect of any and all claims, losses, liabilities and expenses, including attorneys' fees ("Losses"), arising from a breach by the Seller of any of the representations, warranties or covenants made by Seller in this Agreement.

          (b) By the Company. The Company shall indemnify and hold harmless the Seller from and after the date hereof, against and in respect of Losses arising from a breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement.

     7. Exclusive Remedy. The provisions for indemnification set forth above are the exclusive remedies of the Company and the Seller arising out of or in connection with this Agreement, and shall be in lieu of any rights under contract, tort, equity or otherwise.

     8. Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been fully given or made for all purposes if (i) hand-delivered, (ii) sent by a nationally recognized overnight courier, or (iii) sent by telephone facsimile transmission (with prompt oral confirmation of receipt) as follows:

         If to the Company, at:               MIM Corporation
                                              100 Clearbrook Road
                                              Elmsford, New York, 10523
                                              Telecopy No.:  (914) 460-1670
                                              Attn: General Counsel
                                              Tax ID No.: 05-0489664

         If to Seller:                        Mr. E. David Corvese
                                              839-C Ministerial Road
                                              Wakefield, RI  03879
                                              Fax:  (401) 789-8732

         With a copy to:                      Steven J. Feder, Esquire
                                              White and Williams LLP
                                              1800 One Liberty Place
                                              Philadelphia, PA 19103-7395
                                              Fax:  (215) 864-7123

     9. General Provisions.

          (a) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          (b) Assignability. This Agreement shall not be assignable in whole or in part by either party, except upon the prior written consent of the other party.

          (c) Entire Agreement. This Agreement constitutes the complete understanding of the parties hereto and shall supersede all other oral or written agreements, arrangements, representations and communications relating to the purchase of the Shares by the Company. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          (d) Waiver. Any delay by any party hereto in enforcing any right hereunder with respect to a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any such right. Any waiver must be in writing and shall not operate as a waiver with respect to any subsequent breach.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

          (f) Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware (without regard to any provisions thereof relating to conflicts of laws).

     IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed on its behalf by its duly authorized officer as of the date set forth above.


                                                 THE COMPANY:

                                                 MIM CORPORATION


                                                 By:    /s/ BARRY A. POSNER
                                                     ---------------------------
                                                     Name: Barry A. Posner
           Title:
                                                 SELLER:

                                                        /s/ E. DAVID CORVESE
                                                     ---------------------------
                                                      E. David Corvese


                                       3